UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017 (January 4, 2017)

GENCO SHIPPING & TRADING LIMITED
 (Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2017, on the recommendation of its Nominating, Corporate Governance, and Conflicts Committee (the “Nominating Committee”), the Board of Directors (the “Board”) of Genco Shipping & Trading Limited (the “Company”) appointed Christoph Majeske to fill a vacancy on the Board.  Such vacancy was created by an amendment to the Company’s Second Amended and Restated Articles of Incorporation to increase the size of the Board from eight to nine directors, which was approved by the Company’s shareholders on January 4, 2017.  Mr. Majeske’s term expires at the Company’s 2017 Annual Meeting of Shareholders.  Mr. Majeske constitutes the second Board designee of funds and related entities managed by Strategic Value Partners, LLC (“SVP”) under their Purchase Agreement with the Company dated as of October 4, 2016.

Mr. Majeske, age 37, is a Director of SVP, which he joined in 2015.  Mr. Majeske is a member of the North American investment team with a focus on energy, shipping and industrials.  He also serves on the Board of Directors of Swift Energy Company, GSE Environmental and White Energy.  From 2006 to 2015, Mr. Majeske was a Vice President and Operating Executive of Cerberus Capital Management.  At Cerberus, Mr. Majeske executed private equity transactions and held various interim executive roles at portfolio companies, including Chief Financial Officer and Chief Restructuring Officer, in both North America and Europe across a range of industries.  From 2000 to 2006, Mr. Majeske was a member of the M&A Advisory team at PricewaterhouseCoopers.  He received a Bachelor of Business Administration in Finance, Accounting and Economics with High Distinction from the University of Michigan. As a result of these and other professional experiences, the Company believes Mr. Majeske possesses knowledge and experience regarding general business and finance that strengthen the Board’s collective qualifications, skills and experience.  Furthermore, given Mr. Majeske’s relationship with SVP, Genco believes he will provide the Board with the perspective of a significant shareholder.  Mr. Majeske was recommended to serve on the Board by SVP.

Mr. Majeske has not been a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.  Mr. Majeske is eligible for equity awards under the Company’s 2015 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: January 5, 2017

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer